RESIGNATION

          I, Gregory Paul Byrne, hereby resign from all officer and director positions that I hold with Volcan Holdings, Inc. and any of its direct or indirect subsidiaries, except for Dunn Mining Holdings, Inc., effective immediately.

/s/ Gregory P. Byrne
Gregory Paul Byrne

Dated: September 12, 2008